Exhibit 99.1

PANDORA REPORTS Q1 2015 FINANCIAL RESULTS

•	User engagement reaches an all-time high of 22.3 hours per active user per month

•	Q1 2015 total revenue was $230.8 million, growing 19% year-over-year on a GAAP basis and 28% on a non-GAAP basis

•	Q1 2015 advertising revenue was $178.7 million, growing 27% year-over-year

•	Q1 2015 total mobile revenue was $181.1 million, growing 23% year-over-year on a GAAP basis and 35% on a non-GAAP basis

•	Q1 2015 local advertising revenue was $43.3 million, growing 67% year-over-year

•	Q1 2015 total listener hours were 5.30 billion, growing 11% year-over-year

OAKLAND, Calif. - April 23, 2015 - Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the first quarter ended March 31, 2015.

“We’ve been actively investing in every part of our business - from the music we play, to the ad technology and music maker products we offer. This quarter’s results are a reflection of those investments paying off,” stated Brian McAndrews chairman, president and CEO of Pandora. "In a time when listeners and brand partners have more choices than ever, listener hours grew, local advertisers increased their spending with us and we continued to advance our lead in digital audio by generating more demand and strong sell through.”

First Quarter 2015 Financial Results

Revenue: For the first quarter of 2015, total revenue was $230.8 million, a 19% year-over-year increase on a GAAP basis and a 28% year-over-year increase on a non-GAAP basis1. Advertising revenue was $178.7 million, a 27% year-over-year increase. Subscription and other revenue was $52.0 million, a 32% year-over-year increase on a non-GAAP basis.

Adjusted EBITDA: For the first quarter of 2015, adjusted EBITDA was a loss of $20.9 million, a 7% year-over-year improvement. Adjusted EBITDA excludes $23.2 million in expense from stock-based compensation, $4.3 million of depreciation and amortization expense, $0.1 million of provision for income taxes and $0.2 million of other income.

Cash and Investments: For the first quarter of 2015, the Company ended with $481.3 million in cash and investments, compared to $458.8 million at the end of the prior quarter. Cash provided by operating activities was $27.0 million for the first quarter of 2015, compared to $2.1 million used in operating activities in the same period of the prior year.

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1 Prior to the first quarter of 2014, the Company recognized revenue on a non-GAAP basis from a subscription return reserve, which consisted of revenue that was deferred on a GAAP basis because the Company had limited operating history with certain mobile subscription refund rights. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, the Company established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve in the amount of $14.2 million. This reversal was excluded from our non-GAAP revenue in the first quarter of 2014.
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Other Business Metrics

Listener Hours:

Total listener hours grew 11% to 5.30 billion for the first quarter of 2015, compared to 4.80 billion for the same period last year.

Active Listeners: Active listeners were 79.2 million at the end of the first quarter of 2015, compared to 75.3 million from the same period last year.

Guidance

Based on information available as of April 23, 2015, the Company is providing the following financial guidance:

Second Quarter 2015 Guidance: Revenue is expected to be in the range of $280 million to $285 million. Adjusted EBITDA is expected to be in the range of $8 million to $13 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $31 million and forecasted depreciation and amortization expense of approximately $5 million and assumes minimal provision for income taxes given our net loss position. Diluted shares outstanding for the second quarter 2015 are expected to be approximately 219 million.

Full Year 2015 Guidance: Revenue is expected to be in the range of $1.16 billion to $1.18 billion. Adjusted EBITDA is expected to be in the range of $75 million to $85 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $122 million and forecasted depreciation and amortization expense of approximately $23 million and assumes minimal provision for income taxes given our net loss position. Diluted shares outstanding for the full year 2015 are expected to be approximately 221 million.

Starting in 2015, the Company will adjust non-GAAP net income by considering the income tax effects of its non-GAAP adjustments. Prior to 2015, the Company’s non-GAAP effective tax rate was minimal. The Company expects that its non-GAAP effective tax rate will be minimal in periods that result in a non-GAAP net loss. For the full year 2015, the Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 35%. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

First Quarter 2015 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss first quarter 2015 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 17895681, and available via webcast until May 7, 2015.

ABOUT PANDORA
Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single "seed" - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological "DNA" and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com | Pandora Blog | Pandora LinkedIn | @PandoraPulse

"Safe harbor" Statement:
This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but

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are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K for the current period, particularly under the heading "Risk Factors."

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS differ from GAAP in that they exclude revenue effects from the subscription return reserve, stock-based compensation expense and intangible amortization expense. Starting in the first quarter 2015, the income tax effects of these non-GAAP adjustments will be reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

Subscription Return Reserve: consisted of revenue that was deferred on a GAAP basis because the Company had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, the Company established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve in the amount of $14.2 million. This reversal was excluded from our non-GAAP revenue in the first quarter of 2014.

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Stock-based Compensation Expense: consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Income Tax Effects of Non-GAAP Adjustments: Starting in 2015, the Company will adjust non-GAAP net income by considering the income tax effects of its non-GAAP adjustments. Prior to 2015, the Company’s non-GAAP effective tax rate was minimal. The Company expects that its non-GAAP effective tax rate will be minimal in periods that result in a non-GAAP net loss. For the full year 2015, the Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 35%. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

Adjusted EBITDA

In addition to the non-GAAP measures described above, adjusted EBITDA excludes revenue effects from the subscription return reserve, stock-based compensation expense, provision for income taxes, depreciation and intangible amortization expense and other income (expense).

Provision for income taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, product development, sales and marketing and general and administrative. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without intangible amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and intangible amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations and asset purchases and may not be reflective of our core business, ongoing operating results or future outlook.

Management believes these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

The Company also provides estimates of disaggregated ad RPMs, subscription RPMs and total RPMs for our traditional computer platform as well as our mobile and other connected devices platforms, which are calculated by dividing the estimated revenue and costs generated through the respective platforms by the number of thousands of listener hours of our services delivered through such platforms. While the Company believes that such

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disaggregated data provides directional insight for evaluating our efforts to monetize our service, such disaggregated data is not validated to the level of financial statement reporting. Such data should be seen as indicative only and as management's best estimate.

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Contacts:

Dominic Paschel
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Will Valentine
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

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Pandora Media, Inc.
Condensed Consolidated  Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2014	2015

Revenue
Advertising	$140,634	$178,739
Subscription and other	53,681	52,025
Total revenue	194,315	230,764

Cost of revenue
Cost of revenue - Content acquisition costs	108,275	126,023
Cost of revenue - Other (1)	14,979	16,233
Total cost of revenue	123,254	142,256
Gross profit	71,061	88,508

Operating expenses
Product development (1)	11,831	15,875
Sales and marketing (1)	61,864	84,274
General and administrative (1)	26,361	36,754
Total operating expenses	100,056	136,903
Loss from operations	(28,995)	(48,395)

Other income, net	92	197
Loss before provision for income taxes	(28,903)	(48,198)

Provision for income taxes	(28)	(59)
Net loss	$(28,931)	$(48,257)

Basic and diluted net loss per share	$(0.14)	$(0.23)
Weighted-average basic and diluted shares	199,857	209,928

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2014	2015
Cost of revenue - Other	$881	$1,207
Product development	3,461	4,605
Sales and marketing	8,311	11,344
General and administrative	4,739	6,039
Total stock-based compensation expense	$17,392	$23,195

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of March 31,
	2014	2015
Assets	(audited)	(unaudited)
Current assets
Cash and cash equivalents	$175,957	$221,014
Short-term investments	178,631	160,566
Accounts receivable, net	218,437	188,470
Prepaid expenses and other current assets	15,389	19,441
Total current assets	588,414	589,491

Long-term investments	104,243	99,704
Property and equipment, net	42,921	46,718
Other long-term assets	13,712	13,957
Total assets	$749,290	$749,870

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,825	$14,879
Accrued liabilities	15,754	21,789
Accrued royalties	73,693	80,574
Deferred revenue	14,412	26,740
Accrued compensation	34,476	27,968
Total current liabilities	149,160	171,950

Other long-term liabilities	16,773	15,246
Total liabilities	165,933	187,196

Stockholders’ equity
Common stock	21	21
Additional paid-in capital	781,009	808,124
Accumulated deficit	(196,997)	(245,254)
Accumulated other comprehensive loss	(676)	(217)
Total stockholders’ equity	583,357	562,674
Total liabilities and stockholders’ equity	$749,290	$749,870

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2014	2015

Operating Activities
Net loss	$(28,931)	$(48,257)
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation and amortization	3,346	4,340
Stock-based compensation	17,392	23,195
Amortization of premium on investments, net	694	619
Other operating activities	123	834
Changes in operating assets and liabilities
Accounts receivable	15,629	29,182
Prepaid expenses and other assets	(5,099)	(5,076)
Accounts payable and accrued liabilities	1,401	6,562
Accrued royalties	8,585	6,896
Accrued compensation	(735)	(4,390)
Deferred revenue	(14,527)	12,328
Reimbursement of cost of leasehold improvements	—	749
Net cash provided by (used in) operating activities	(2,122)	26,982

Investing Activities
Purchases of property and equipment	(11,887)	(5,931)
Purchases of investments	(115,589)	(56,790)
Proceeds from maturities of investments	34,010	78,489
Proceeds from sale of long-term investments	—	640
Net cash provided by (used in) investing activities	(93,466)	16,408

Financing activities
Proceeds from employee stock purchase plan	863	1,619
Proceeds from exercise of stock options	9,751	1,094
Tax payments from net share settlements of restricted stock units	—	(888)
Net cash provided by financing activities	10,614	1,825

Effects of foreign currency translation on cash and cash equivalents	15	(158)

Net increase (decrease) in cash and cash equivalents	(84,959)	45,057
Cash and cash equivalents at beginning of period	245,755	175,957
Cash and cash equivalents at end of period	$160,796	$221,014

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2014	2015

Revenue
GAAP total revenue	$194,315	$230,764
Subscription return reserve	(14,186)	—
Non-GAAP total revenue	$180,129	$230,764

Gross profit
GAAP gross profit	$71,061	$88,508
Subscription return reserve	(14,186)	—
Stock-based compensation: Cost of revenue - Other	881	1,207
Non-GAAP gross profit	$57,756	$89,715

Net loss
GAAP net loss	$(28,931)	$(48,257)
Subscription return reserve	(14,186)	—
Amortization of intangibles	182	183
Stock-based compensation	17,392	23,195
Non-GAAP net loss	$(25,543)	$(24,879)

Non-GAAP EPS - basic and diluted	$(0.13)	$(0.12)

Weighted average basic and diluted shares	199,857	209,928

Adjusted EBITDA
GAAP net loss	$(28,931)	$(48,257)
Subscription return reserve	(14,186)	—
Depreciation and amortization	3,346	4,340
Stock-based compensation	17,392	23,195
Other income, net	(92)	(197)
Provision for income taxes	28	59
Adjusted EBITDA	$(22,443)	$(20,860)

Pandora Media, Inc.
Monetization: RPM History
(unaudited)

	Three months ended March 31,
	2014	2015

Advertising RPMs
Computer	$52.75	$58.04
Mobile and other connected devices	29.46	34.92
Total	$33.40	$38.30

Total RPMs
Computer	$54.42	$60.13
Mobile and other connected devices	37.43	40.47
Total	$40.51	$43.53

Total RPMs based on non-GAAP revenue
Computer	$52.92	$60.13
Mobile and other connected devices	34.15	40.47
Total	$37.55	$43.53